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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Hitox Corporation of America dated December 28, 1999 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date:  December 28, 1999

                                  PAULSON ACQUISITION LLC


                                  By:      /s/ Bernard A. Paulson
                                           -------------------------------------
                                  Name:    Bernard A. Paulson
                                  Title:   President and Chief Executive Officer


                                  PAULSON RANCH LTD.

                                  By:      PAULSON RANCH MANAGEMENT, L.L.C.

                                           By:      /s/ Bernard A. Paulson
                                                    ----------------------------
                                                    Name:    Bernard A. Paulson
                                                    Title:   Member



                                  /s/Bernard A. Paulson
                                  ----------------------------------------------
                                  Bernard A. Paulson